UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

Don Marcos Trading Co. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-52692 (Commission File Number)	65-0921319 (IRS Employer Identification No.)

1850 Southeast 17th Street, Suite 300 Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip Code)

(954) 356-8100 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective October 31, 2007, Don Marcos Trading Co. (the “Company”) dismissed Kabani & Company, Inc. (“Kabani”) as its independent auditors for the fiscal year ended December 31, 2007 and approved the engagement of Weaver & Martin, LLC as Kabani’s replacement.  The decision to change auditors was approved by the Company's Board of Directors.

For the last two fiscal years, Kabani’s reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.  For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Kabani would have caused Kabani to make reference to the matter in their reports.

The Company will provide a copy of this disclosure to Kabani and request Kabani to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Kabani agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.  A copy of Kabani’s response will be filed as an exhibit to an amendment to this report no later than two days after the Company’s receipt of the response.

Effective October 31, 2007, the Company’s Board of Directors appointed Weaver & Martin, LLC as its new registered independent certified public accounting firm.  Weaver & Martin, LLC is located at 411 Valentine Rd., Suite 300, Kansas City, MO 64111.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 31, 2008	DON MARCOS TRADING CO., a Florida corporation /s/ Earl T. Shannon By: Earl T. Shannon Its: President